Exhibit 21
BOK FINANCIAL CORPORATION
SUBSIDIARIES OF THE REGISTRANT

Banking Subsidiaries
BOKF, National Association (1)

Other subsidiaries of BOK Financial Corporation
BOKF Capital Corporation
BOKFCC (Cyber), LLC
BOKFCC (FDS), LLC
BOKFCC (Fixed Income II), LLC
BOKF-CC (HD Repair), LLC
BOKF-CC (IPS), LLC
BOKF-CC (O2 Concepts), LLC
BOKF-CC (QRC), LLC
BOKF-CC (SSP), LLC
BOKF-CC (Switchgrass), LLC
BOKF-CC (VFP), LLC
BOKFCC Merchant Banking Fund I, LLC
BOKFCC MB II, LLC
BOKFCC MB III, LLC
BOK Financial Private Wealth, Inc. (5)
BOK Financial Securities, Inc.
Cavanal Hill Distributors, Inc.
Industrial Pipe & Supply, LLC
Lumifi Holdco, LLC
Switchgrass I, LLC
Switchgrass II, LLC
Switchgrass III, LLC
Switchgrass IV, LLC
Switchgrass V, LLC

Switchgrass VI, LLC
Switchgrass Holdings, LLC
Switchgrass Management, LLC
Switchgrass Properties, LLC
Switchgrass Properties-II, LLC

Subsidiaries of BOKF, National Association (1)
Affiliated BancServices, Inc.
Affiliated Financial Holding Co.
Affiliated Financial Insurance Agency, Inc.
BancOklahoma Agri-Service Corporation
Beacon Real Estate Group, LLC
Beacon Real Estate Group Holdings, LLC
BOK Delaware, Inc. (3)
BOK Financial Equipment Finance, Inc.
BOK Financial Public Finance, Inc. (5)
BOK Funding Trust (3)
BOKF Community Development Fund, LLC
BOKF Community Development Fund II
BOKF Community Development Corporation
BOKF Investment Fund II, LLC
BOKF Petro Holding, LLC

BOKF Petro Holdings III, LLC

BOSC Agency, Inc. (Oklahoma)
BOSC Agency, Inc. (New Mexico) (4)
BOSC Agency, Inc. (Texas) (2)
Cavanal Hill Investment Management, Inc.
Cottonwood Valley Ventures, Inc.

CVV Management, Inc.
CVV Partnership, an Oklahoma General Partnership

All Subsidiaries listed above were incorporated in Oklahoma, except as noted.
(1)Chartered by the United States Government
(2)Incorporated in Texas
(3)Incorporated in Delaware
(4)Incorporated in New Mexico
(5)Incorporated in Colorado